Exhibit (a)(1)(D)
                                                               -----------------

                        Offer to Purchase for Cash up to

                 U.S.$500,000,000 Aggregate Principal Amount of


                        Telefonos de Mexico, S.A. de C.V.

                            4.25% Convertible Senior
                               Debentures Due 2004
                              (CUSIP No. 879403AD5)

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THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 6,
2003, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE WITH RESPECT TO THE OFFER, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERED DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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                                                               October 9, 2003

To Our Clients:

         Enclosed for your information is an offer to purchase (the "Offer to Purchase") dated October 9, 2003 and a related letter of transmittal (the "Letter of Transmittal") (which, together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "Offer"), related to the Offer by TELEFONOS DE MEXICO, S.A. de C.V., a Mexican corporation, ("Telmex" or the "Purchaser") to purchase for cash, upon the terms and subject to the conditions set forth in the Offer, up to U.S.$500,000,000 aggregate principal amount of its 4.25% Convertible Senior Debentures due 2004 (the "Debentures") at a price of U.S.$1,117.50 per U.S.$1,000 principal amount of the Debentures plus accrued and unpaid interest to (but excluding) the date of purchase.

         Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

         We are the holder of record of Debentures held by us for your account. A tender of such Debentures can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Debentures held by us for your account.

         We request instructions as to whether you wish us to tender any or all of the Debentures held by us for your account. We urge you to read carefully the Offer to Purchase, the Letter of Transmittal and the other materials provided herewith before instructing us to tender your Debentures. If you authorize tender of your Debentures, all such Debentures will be tendered unless otherwise indicated in such instruction form.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Debentures in respect thereof on your behalf in accordance with the provisions of the Offer.

         Please note that tenders of Debentures pursuant to an Offer must be received by the Expiration Date and that the Offer will expire on the Expiration Date.

         Tenders of Debentures pursuant to an Offer may be withdrawn at any time prior to the Expiration Date, but no consideration shall be payable in respect of the Debentures so withdrawn.

         Your attention is directed to the following:

                  1. The offer price of the Debentures is U.S.$1,117.50 per U.S.$1,000 principal amount of the Debentures, plus accrued and unpaid interest to (but excluding) the date of purchase.

                  2. The Offer is for up to U.S.$500,000,000 aggregate principal amount of Debentures that are outstanding, as specified in the Offer to Purchase.

                  3. The Offer is subject to the condition, among others, that the closing price of Telmex L Share ADSs on the New York Stock Exchange on the date the Offer expires shall not be less than U.S.$29.5762 per ADS, which is the conversion price of the debentures. The Offer is also subject to certain other terms and conditions set forth in Section 10 - "Conditions to the Offer" of the Offer to Purchase.

                  4. The offer and withdrawal rights will expire at 12:00 midnight, New York City time, on November 6, 2003, unless Telmex, in its sole discretion, has extended the initial offering period of the Offer, in which event the term "Expiration Date" shall mean the latest time and date at which the initial offering period of the Offer, as so extended by Purchaser, shall expire.

         If you wish to have us tender any or all your Debentures held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Debentures held by us and registered in our name for your account.

         Upon the terms and subject to the conditions of the Offer, Purchaser will be deemed to have accepted for payment, and will pay for, all Debentures validly tendered and not properly withdrawn by the Expiration Date, subject to proration in the event that the principal amount of the Debentures validly tendered and not properly withdrawn by the Expiration Date exceeds the offer amount, if and when Purchaser gives oral or written notice to Global Bondholder Services Inc. (the "Depositary") of the Purchaser's acceptance of the tenders of such Debentures for payment pursuant to the Offer. Payment for Debentures tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the depositary of (a) a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Debentures pursuant to the procedures set forth in the Offer to Purchase, (b) an Agent's Message (as defined in the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Purchaser expects to announce the result of the proration, if any, and to make payment for all accepted debentures within five business days after the expiration date. Under no circumstances will interest be paid on the purchase price for Debentures, regardless of any extension of the Offer or any delay in payment for Debentures.

         The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Debentures in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, Purchaser may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Debentures in such jurisdiction. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance of Debentures in connection therewith would not be in compliance with the laws of such jurisdiction.

                        Instructions with Respect to the
                        Offer to Purchase for Cash up to

                 U.S.$500,000,000 Aggregate Principal Amount of

                        Telefonos de Mexico, S.A. de C.V.

                            4.25% Convertible Senior
                               Debentures Due 2004
                              (CUSIP No. 879403AD5)

         The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated October 9, 2003 (the "Offer to Purchase") and the related letter of transmittal (the "Letter of Transmittal") (which, together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "Offer") in connection with the Offer by TELEFONOS DE MEXICO, S.A. de C.V., a Mexican corporation, (the "Purchaser") to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, in each case, at a price of U.S.$1,117.50 per U.S.$1,000 principal amount of its outstanding 4.25% Convertible Senior Debentures due 2004 (the "Debentures").

         This will instruct you to tender the principal amount of Debentures indicated below (or if no principal amount is indicated below, all Debentures) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer and the related Letter of Transmittal.

         The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of Debentures submitted on my behalf to the Depositary will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

Dated:  October 9, 2003
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                  U.S.$                 Principal Amount of the Debentures*
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                                                               Sign Below

Account Number:                            Signature(s):
               ----------------------                   ----------------------

Dated:                   , 2003
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                          Please Type or Print Name(s)

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                      Please Type or Print Address(es) Here

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                         Area Code and Telephone Number

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              Taxpayer Identification or Social Security Number(s)

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*    Unless otherwise indicated, you are deemed to have instructed us to tender all Debentures held by us for your account.
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             Please return this form to the brokerage firm or other nominee maintaining your account.